EXHIBIT NO. 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-100561 of The Procter & Gamble Company on Form S-8 of our report dated 19 September 2008, appearing in this Annual Report on Form 11-K of The Procter & Gamble 1-4-1 Plan for the year ended 30 June 2008.

/s/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP
Newcastle upon Tyne, United Kingdom

19 September 2008